SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2003

Leap Wireless International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29752	33-0811062
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10307 Pacific Center Court, San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 882-6000

     This Current Report on Form 8-K is filed by Leap Wireless International, Inc., a Delaware corporation (“Leap” or the “Company”), in connection with the matters described herein.

Item 7. Exhibits.

(c)	Exhibits.

Exhibit
Number	Description of Exhibit

99.1	The Company’s press release, dated April 15, 2003.

Item 12. Results of Operations and Financial Condition.

     On April 15, 2003, the Company issued a press release regarding its results of operations for the fourth quarter and year ended December 31, 2002. A copy of the press release is furnished herewith as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall be deemed “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section. The attached release discloses financial and operating measures that may be considered non-GAAP financial information, including EBITDA, adjusted EBITDA, costs per gross customer addition (CPGA) and cash costs per user per month (CCU). Management uses these measures to evaluate changes in the Company's operating performance and the Company's liquidity and believes that investors use these non-GAAP measures to compare the Company's performance to that of its competitors and to make informed investment decisions. These measures should be considered in addition to, and not as a substitute for, operating income, net income, net cash provided by operating activities or other measures of financial performance prepared in accordance with generally accepted accounting principles.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2003	LEAP WIRELESS INTERNATIONAL, INC.

	By:	/s/ HARVEY P. WHITE Harvey P. White Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	The Company’s press release, dated April 15, 2003.